Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123


                               Herein called Aetna

Agrees to pay benefits as stated in this Contract.







DETAILS OF VARIABLE FEATURES OF THIS CONTRACT ARE IN THE DEPOSIT, RESERVE, AND SURRENDER PROVISIONS, AND ANNUITY PROVISIONS.

                                 RIGHT TO CANCEL

The Owner may cancel this Contract within 10 days of receiving it, by sending a written notice to Aetna at the above address or to the agent from whom it was purchased. Aetna will return all payments made for this Contract within 7 days after it receives the notice of cancellation and this Contract.

This page, and the following pages, and the application, make up the entire Contract.

Signed at Hartford, Connecticut on the Effective Date.


/s/ Stephen B. Middlebrook                         /s/ William O. Bailey
       Secretary                                          President

             GROUP VARIABLE OR FIXED ANNUITY OR COMBINATION CONTRACT
                                NON-PARTICIPATING

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                                 SPECIFICATIONS

PLAN

OWNER

GROUP CONTRACT NO.

EFFECTIVE DATE

THIS CONTRACT IS DELIVERED IN
AND IS SUBJECT TO THE LAWS OF THAT JURISDICTION

Deduction From Deposit(s) - The amount of the Net Deposit(s) applied will be the deposit(s) received minus a deduction for premium taxes, if any then deducted (see Deposit, Reserve, and Surrender Provisions of this Contract).

Deductions From The Separate Account And The Funds - Total deductions equal 1.5% on an annual basis. Once Annuity payments begin, Aetna must earn a gross return on the assets of the Separate Account of: (a) 5% on an annual basis if an assumed net return rate of 3.5% is chosen; or (b) 6.5% on an annual basis if an assumed net return rate of 5% is chosen; in order that the dollar amount of the Variable Annuity payments will not decrease.

                                   COVER SHEET

This Contract is a legal contract between the Owner and Aetna.

READ THIS CONTRACT CAREFULLY. This cover sheet is only a brief outline of some of the important features of this Contract. This cover sheet is not the insurance contract. Only the actual terms of this Contract will control. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                                TABLE OF CONTENTS
                                                                           Page

                               GENERAL DEFINITIONS
   1. Participant.............................................................5
   2. Annuitant...............................................................5
   3. Annuity.................................................................5
   4. Fixed Annuity...........................................................5
   5. Variable Annuity........................................................5
   6. General Account.........................................................5
   7. Separate Accounts.......................................................5
   8. Fund(s).................................................................5
   9. Valuation Period........................................................6

                               GENERAL PROVISIONS
   1. Contract................................................................7
   2. Incontestability........................................................7
   3. Control of Contract and Individual Accounts.............................7
   4. Change of Contract by Aetna.............................................7
   5. Individual Certificates.................................................7
   6. Designation of Beneficiary..............................................7
   7. Misstatements and Adjustments...........................................8
   8. State Laws..............................................................8
   9. Grace Period............................................................8
   10. Non-Participating Contract.............................................8

                   DEPOSIT, RESERVE, AND SURRENDER PROVISIONS
   1. Net Deposit.............................................................8
   2. Individual Accounts.....................................................8
   3. Guaranteed Interest Rate -- General Account.............................8
   4. Record Units - Separate Account.........................................9
   5. Investment Increment Factors - Separate Account.........................9
   6. Record Unit Value - Separate Account...................................10
   7. Individual Account Reserve.............................................10
   8. Active Life Fund.......................................................10
   9. Experience Credits.....................................................10

   10. Transfer of Individual Account Reserves...............................10
   11. Notice to the Owner...................................................11
   12. Sum Payable at Death (Before Annuity Payments Start)..................11
   13. Surrender Value.......................................................11

                               ANNUITY PROVISIONS
   1. Choices to be Made.....................................................12
   2. Fund(s) Annuity Units - Separate Account...............................12
   3. Fund(s) Annuity Unit Value - Separate Account..........................13
   4. Annuity Options........................................................13
   5. Special Terms Under Annuity Options....................................23
   6. Other Terms of Annuity Options.........................................23
   7. Death of Annuitant/Beneficiary.........................................23

                               GENERAL DEFINITIONS


1. PARTICIPANT - A person for whom benefits are being provided under this Contract.

2. ANNUITANT - A Participant or beneficiary on whose life an Annuity has been effected under this Contract.

3.     ANNUITY - Payment of an income:

 .      (a)    for the life of one or two people;

       (b)    for a stated period;

       (c)    for some mix of (a) and (b); or

       (d)    until there are no funds left.

4. FIXED ANNUITY - An Annuity of a fixed dollar amount paid from the General Account.

5. VARIABLE ANNUITY - An Annuity of a varying dollar amount paid from the Separate Account.

6. GENERAL ACCOUNT - The Account which holds the assets of Aetna, other than those assets of Aetna in the Separate Accounts. Reserves for a Fixed Annuity are held in the General Account.

7. SEPARATE ACCOUNTS - Accounts set up by Aetna under the Connecticut Insurance Laws. Assets for this class of variable contracts are set apart from other assets of Aetna. Reserves for a Variable Annuity are held in a Separate Account and invested in shares of Fund(s).

8. FUND(S) - The open-end management investment companies (mutual funds) registered under the Investment Company Act of 1940. They are:

       (a)    Aetna Variable Fund (Variable Fund);

       (b)    Aetna Variable Encore Fund, Inc. (Encore Fund);

       (c)    Aetna Income Shares, Inc. (Income Fund); and

       (d)    Other funds (if any) which Aetna may allow.

9. VALUATION PERIOD - The period of time from the end of one business day to the end of the next business day.

                               GENERAL PROVISIONS

1.     Contract

       This Contract may be changed only by an officer of Aetna. Any change must be made in writing. Any choices under this Contract by the Owner, Annuitant or beneficiary must be in writing. Until receipt of such choices in the Home Office of Aetna, Aetna may rely on any previous choices made.

       Aetna will make Annuity payments as and when due. Any other payments will be made by Aetna within 7 days of receipt of the written claim for payment, except as otherwise provided in the Surrender Value provision.

2.     Incontestability

       Aetna cannot cancel this Contract because of any error of fact on the application.

3.     Control of Contract and Individual Accounts

       Each Participant shall be entitled to all amounts held in his Individual Account. Each Participant shall be entitled to make any choices allowed by this Contract with respect to Individual Accounts. All other rights in the contract shall rest with the Owner. This Contract, and any Individual Accounts, shall not be subject to the claims of any creditors.

4.     Change of Contract by Aetna

       Aetna may change any of the terms of this Contract. Aetna will notify the Owner in writing 30 days before the effective date of any such change. Any such change will not affect the amount or terms of any Annuity which began prior to such change. Changes that affect the following provisions of this Contract: (a) Annuity Options; (b) Net Deposit; (c) Guaranteed Interest Rate; (d) Individual Account Reserve; and (e) Surrender Value; will only apply to deposits made on behalf of Participants who become covered under this Contract on or after the effective date of such change. If the Owner fails to agree to any such change, no new Participants may be covered under this Contract. This Contract is subject to change as required by federal or state law.

5.     Individual Certificates

       Aetna shall issue certificates for each Participant as required by the state in which this Contract is delivered. The certificate will contain a summary of the benefits provided by this Contract. Certificates are not a part of this Contract.

6.     Designation of Beneficiary

       The beneficiary for each Participant shall be as named, or later changed, by the Owner. If no beneficiary is living at the death of the Participant, payment of any amount due will be made to the Owner.

7.     Misstatements and Adjustments

       If the age or sex of any payee is found to be misstated, the correct facts will be used to adjust payments.

8.     State Laws

       This Contract follows the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws.

9.     Grace Period

       This Contract will remain in effect even if deposits are not continued.

10.    Non-Participating Contract

       The Owner will have no right to share in the earnings of Aetna.

                   DEPOSIT, RESERVE, AND SURRENDER PROVISIONS

1.     Net Deposit

       The Net Deposit is the actual deposit minus a charge to pay premium taxes, if any. As a rule, Aetna will take this charge out of an Individual Account Reserve (see below) when annuity payments are to start. But, if Aetna determines that it must pay any imposed premium tax at any other time, it may take out the charge at any time.

2.     Individual Accounts

       Aetna will maintain Individual Accounts for each Participant. On the basis of information supplied by the Owner, Aetna will credit the Net Deposit(s) to such Accounts in either:

       (a)    the General Account;

       (b) the Separate Account where they are invested in Fund(s) as directed by the Owner; or

       (c)    a mix of (a) and (b).

3.     Guaranteed Interest Rate -- General Account

       On Net Deposit(s) made to the General Account, Aetna will add interest daily at an annual rate no less than:

       (a)    4% except under the Annuity Provisions; and

       (b)    3.5% under the Annuity Provisions.

       Aetna may add interest daily at any higher rate.

4.     Record Units - Separate Account

       The portion of the Net Deposit applied to the Separate Account Fund(s) will determine the number of Record Units. This number is equal to the Net Deposit(s) divided by the Record Unit Value (see below) for the Valuation Period when the Net Deposit is received.

5.     Investment Increment Factors - Separate Account

       Investment Increment Factors are those items used to determine a Fund's net return factor for each Valuation Period. The net return factor(s) are then used to compute all Separate Account values and payments.

       The gross return is equal to:

       (a)    investment income; plus

       (b)    realized and unrealized capital gains; minus

       (c)    realized and unrealized capital losses; minus

       (d)    certain investment expenses; and minus

       (e) a daily charge at an annual rate of .25% for investment management expense and profit.

       The gross return is divided by the net assets of the Fund at the start of the Valuation Period to compute the gross return rate. A gross return rate may be more or less than 0. The net return rate is equal to:

       (a)    the gross return rate; plus or minus

       (b) taxes (or charges to a tax reserve) on the Separate Account; and minus

       (c) a daily charge at an annual rate of 1.25% for annuity mortality and expense risks and profit.

       A net return rate may be more or less than 0.

       The net return factor for each Fund is equal to the net return rate plus 1.000000.

6.     Record Unit Value - Separate Account

       The Record Unit Value for each Separate Account Fund is computed by multiplying the net return factor for the current Valuation Period by the Record Unit Value for the previous Period. The dollar value of Record Units, Separate Account Reserves, and Variable Annuity payments may go up or down due to investment gain or loss.

7.     Individual Account Reserve

       The Individual Account Reserve for each Participant is equal to:

       (a)    Net Deposits credited to the General Account (if any); plus

       (b)    General Account interest added by Aetna; plus

       (c)    the value of Separate Account Record Units (if any); plus

       (d)    any amount due to Experience Credits (see below); minus

       (e) a charge of $20 on each anniversary of each Individual Account effective date; and

       (f)    any amounts previously surrendered.

8.     Active Life Fund

       The Active Life Fund is equal to the combined Reserves of all Individual Accounts, except those Accounts applied to the payment of Annuities.

9.     Experience Credits

       Aetna may apply Experience Credits to Individual Accounts in the Active Life Fund under this Contract. Any such credit will be computed as decided by Aetna.

10.    Transfer of Individual Account Reserves

       The Owner may transfer any portion of the Individual Account Reserves from any Fund to any other Fund or to the General Account. Reserves cannot be transferred from the General Account to any of the Funds. A transfer of Reserves cannot be made within 90 days of a previous transfer.

11.    Notice to the Owner

       Aetna will notify the Owner each year of:

       (a)    the investments held in the Fund(s) for the Separate Account; and

       (b)    the number of record units; or

       (c)    the number of annuity units; and

       (d)    the value of a unit.

       Such number or values will be as of a date no more than 60 days before the date of the notice.

12.    Sum Payable at Death (Before Annuity Payments Start)

       Aetna will pay to the beneficiary the Individual Account Reserve if:

       (a)    the participant dies before Annuity payments start; and

       (b)    the notice of death is received by Aetna.

       The sum paid will be the Reserve on the date when the notice is received. The beneficiary may choose to apply any sum under Annuity Options (see Annuity Provisions).

13.    Surrender Value

       The amount paid by Aetna upon the surrender of all or any portion of the Active Life Fund or Individual Account(s) shall be reduced by a surrender fee. The surrender fee will be a percentage of the amount surrendered and will vary according to the number of Deposit Cycles completed for the Individual Account(s) being surrendered. The number of deposits to be made in a year is chosen by the Owner. A Deposit Cycle is completed when this number of deposits has been made. For each surrender from an Individual Account, the fee will be as follows:

               Number of Deposit Cycles Completed                          Fee
               Less than 5                                                 5%
               5 or more but less than 7                                   4%
               7 or more but less than 9                                   3%
               9 or more                                                   2%

       In no event, however, will the Fee on a total surrender of an Individual Account exceed 9% of the actual deposits made to that Account.

       If the Active Life Fund invested in the General Account exceeds $500,000, Aetna reserves the right to pay out any surrender in equal installments over a period not to exceed 60 months.

       Under certain emergency conditions, Aetna has the right to defer payment of any surrender value as provided by federal or state law.

                               ANNUITY PROVISIONS

1.     Choices to be Made

       The Owner may tell Aetna to pay the Individual Account Reserve (minus any charges for premium taxes) as a premium for an Annuity under Options 2, 3, 4, and 5 (see below). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday. The Owner may tell Aetna to make the first Annuity payment on the first day of any prior month.

       When any option is chosen, the Owner or beneficiary choosing the option must tell, Aetna if payments are to be made other than monthly. They must also tell Aetna to pay:

       (a)    a Fixed Annuity;

       (b)    a Variable Annuity using Variable Fund;

       (c)    a Variable Annuity using Income Fund; or

       (d)    any mix of these.

       When choosing a Variable Annuity, an assumed net return rate of 5% per year may be chosen. If not chosen, Aetna will use an assumed net return rate of 3.5% per year.

2.     Fund(s) Annuity Units - Separate Account

       The amount of the first Variable Annuity payment will be equal to:

       (a) the portion of the Individual Account Reserve (minus any charges for premium taxes) to be used to pay a Variable Annuity using the Fund(s);times

       (b)    the rate for each $1,000 for the Option chosen.

       Such amount, or portion, of the payment using a Fund will be divided by the Fund(s) Annuity Unit Value (see below) on the due date of the first payment to determine the number of the Fund(s) Annuity Units.

       Such number of the Fund(s) Annuity Units remains fixed. Each future payment is equal to such number times the Fund(s) Annuity Unit Value on the due date of each payment.

3.     Fund(s) Annuity Unit Value - Separate Account

       For any Valuation Period the Fund(s) Annuity Unit Value is equal to:

       (a)    the Value for the next previous Period; times

       (b) the net return factor(s) (see Investment Increment Factors - Separate Account provisions) for the tenth previous Period; times

       (c)    a factor to reflect the assumed net return rate.

       The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

       The dollar amount of Annuity Units, values, and payments may go up or down due to investment gain or loss.

       Payments shall not be changed due to mortality or expense results.

4.     Annuity Options

       Option 1 - Payment of Interest on Sum Left With Aetna - This option may be used only by the beneficiary when the death of the Participant is before Aetna has started paying an Annuity. A portion or all of the sum due may be held in the General Account of Aetna at interest (see Guaranteed Interest Rate - General Account provision). The beneficiary may later tell Aetna to:

       (a)    pay a portion, or all, of the sum held by Aetna; or

       (b) apply a portion, or all, of the sum held by Aetna under any of the Annuity Options below.

       Option 2 - Payments of a Stated Dollar Amount - An Annuity of a chosen amount will be paid until there are no funds left. The payments to be made in a year must be no less than $60 for each $1,000 applied to this Option, but cannot exceed an amount which would deplete the funds in less than 3 years.

       Where there is a right under Federal Securities Law to forgo future payments and receive the present value of the Annuity under this Option in a lump sum, the exercise of that right within a 3 year period after the start of payments shall be treated as a surrender (see Surrender Value under Deposit, Reserve and Surrender Provisions).

       Option 3 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be no less than 3 and no more than 30.

       Where there is a right under Federal Securities Law to forgo future payments and receive the present value of the Annuity under this Option in a lump sum, the exercise of that right within a 3 year period after the start of payments shall be treated as a surrender (see Surrender Value under Deposit, Reserve and Surrender Provisions).

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                          PAYMENTS FOR A STATED PERIOD

     Years                                    Years                                   Years
    of Pay-             Amount of            of Pay-            Amount of             of Pay-             Amount of
     ments              Payments              ments             Payments               ments              Payments
     -----              --------              -----             --------               -----              --------
       3                 $29.19                13                  $7.94                22                 $5.39
       4                  22.27                14                   7.49                23                  5.24
       5                  18.12                15                   7.10                24                  5.09
       6                  15.35                16                   6.76                25                  4.96
       7                  13.38                17                   6.47                26                  4.84
       8                  11.90                18                   6.20                27                  4.73
       9                  10.75                19                   5.97                28                  4.63
      10                   9.83                20                   5.75                29                  4.53
      11                   9.09                21                   5.56                30                  4.45
      12                   8.46

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                          PAYMENTS FOR A STATED PERIOD

     Years                                    Years                                   Years
    of Pay-             Amount of            of Pay-            Amount of             of Pay-             Amount of
     ments              Payments              ments             Payments               ments              Payments
     -----              --------              -----             --------               -----              --------
       3                 $29.80                13                 $8.64                 22                 $6.17
       4                  22.89                14                  8.20                 23                  6.02
       5                  18.74                15                  7.82                 24                  5.88
       6                  15.99                16                  7.49                 25                  5.76
       7                  14.02                17                  7.20                 26                  5.65
       8                  12.56                18                  6.94                 27                  5.54
       9                  11.42                19                  6.71                 28                  5.45
      10                  10.51                20                  6.51                 29                  5.36
      11                   9.77                21                  6.33                 30                  5.28
      12                   9.16

Option 4 - Life Income - An Annuity will be paid for life. Payments may be made for a minimum stated period, if chosen, of 60, 120, 180 or 240 months. If the Annuitant dies before the end of such stated period, payments will be made to the beneficiary for the rest of the stated period.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                LIFE INCOME WITH
             Age of                          Payments Guaranteed for a Stated Period of Months:
           Annuitant                  None            60             120            180            240
      Male            Female
      ----            ------          ----            --             ---            ---            ---
       50               55            $4.98          $4.96          $4.89          $4.77          $4.62
       51               56             5.08           5.05           4.98           4.85           4.68
       52               57             5.18           5.16           5.07           4.93           4.74
       53               58             5.30           5.26           5.17           5.01           4.80
       54               59             5.41           5.38           5.27           5.09           4.86

       55               60             5.54           5.49           5.37           5.17           4.92
       56               61             5.67           5.62           5.48           5.26           4.98
       57               62             5.80           5.75           5.59           5.35           5.04
       58               63             5.95           5.89           5.71           5.44           5.10
       59               64             6.10           6.03           5.83           5.53           5.16

       60               65             6.27           6.19           5.96           5.62           5.22
       61               66             6.44           6.35           6.09           5.72           5.27
       62               67             6.63           6.52           6.23           5.81           5.33
       63               68             6.82           6.71           6.38           5.91           5.38
       64               69             7.04           6.90           6.53           6.00           5.43

       65               70             7.26           7.11           6.68           6.10           5.47
       66               71             7.50           7.33           6.84           6.19           5.52
       67               72             7.76           7.56           7.01           6.28           5.55
       68               73             8.04           7.80           7.18           6.37           5.59
       69               74             8.34           8.07           7.35           6.46           5.62

       70               75             8.67           8.34           7.52           6.54           5.65
       71                              9.01           8.63           7.70           6.62           5.67
       72                              9.39           8.94           7.88           6.69           5.69
       73                              9.79           9.26           8.05           6.76           5.71
       74                             10.22           9.61           8.22           6.81           5.72
       75                             10.69           9.96           8.39           6.87           5.73

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                                       LIFE INCOME WITH
             Age of                          Payments Guaranteed for a Stated Period of Months:
           Annuitant                  None            60             120            180            240
      Male            Female
      ----            ------          ----            --             ---            ---            ---
       50               55             5.89           5.86           5.78           5.65           5.48
       51               56             5.99           5.96           5.86           5.71           5.53
       52               57             6.09           6.06           5.95           5.79           5.59
       53               58             6.20           6.16           6.04           5.86           5.64
       54               59             6.32           6.27           6.14           5.94           5.70

       55               60             6.44           6.39           6.24           6.02           5.75
       56               61             6.57           6.51           6.34           6.10           5.80
       57               62             6.71           6.64           6.45           6.18           5.86
       58               63             6.85           6.77           6.56           6.26           5.91
       59               64             7.00           6.92           6.68           6.35           5.97

       60               65             7.16           7.07           6.80           6.43           6.02
       61               66             7.34           7.23           6.93           6.52           6.07
       62               67             7.52           7.40           7.06           6.61           6.12
       63               68             7.72           7.58           7.20           6.70           6.17
       64               69             7.93           7.77           7.35           6.79           6.21

       65               70             8.16           7.97           7.50           6.88           6.25
       66               71             8.40           8.19           7.65           6.97           6.29
       67               72             8.66           8.42           7.81           7.05           6.33
       68               73             8.94           8.66           7.97           7.14           6.36
       69               74             9.24           8.92           8.13           7.22           6.39

       70               75             9.56           9.19           8.30           7.29           6.41
       71                              9.91           9.48           8.47           7.36           6.43
       72                             10.29           9.78           8.64           7.43           6.45
       73                             10.69          10.10           8.80           7.49           6.47
       74                             11.13          10.43           8.97           7.55           6.48
       75                             11.60          10.79           9.13           7.60           6.49

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Option 5 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second annuitant. At the death of either, payments will continue to the survivor. When this option is chosen, a choice must be made of:

       (a)    100% of the payment to continue to the survivor;

       (b)    66-2/3% of the payment to continue to the survivor;

       (c)    50% of the payment to continue to the survivor; or

       (d) payments for a minimum of 120 months, with 100% of the payment to continue to the survivor.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $4.10           $4.27          $4.43          $4.57            $4.69           $4.79           $4.86
    55           60             4.21            4.43           4.65           4.86             5.04            5.20            5.32
    60           65             4.30            4.57           4.86           5.15             5.43            5.68            5.88
    65           70             4.38            4.69           5.04           5.43             5.83            6.21            6.56
    70           75             4.44            4.79           5.20           5.68             6.21            6.78            7.33
    75           80             4.48            4.86           5.32           5.88             6.56            7.33            8.16
    80           85              --             4.91           5.41           6.03             6.82            7.80            8.95

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $5.00           $5.16          $5.31           $5.44          $5.57            $5.67            $5.75
    55           60             5.11            5.31           5.51            5.71           5.90             6.06             6.19
    60           65             5.20            5.44           5.71            5.99           6.26             6.52             6.73
    65           70             5.28            5.57           5.90            6.26           6.65             7.04             7.38
    70           75             5.34            5.67           6.06            6.52           7.04             7.59             8.14
    75           80             5.38            5.75           6.19            6.73           7.38             8.14             8.96
    80           85              --             5.81           6.29            6.90           7.66             8.62             9.76

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                             66-2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $4.51           $4.72         $4.94            $5.18          $5.44            $5.71           $6.00
    55           60             4.70            4.94          5.20             5.49           5.81             6.14            6.49
    60           65             4.90            5.18          5.49             5.84           6.23             6.65            7.09
    65           70             5.11            5.44          5.81             6.23           6.71             7.25            7.82
    70           75             5.34            5.71          6.14             6.65           7.25             7.93            8.69
    75           80             5.58            6.00          6.49             7.09           7.82             8.69            9.69
    80           85            --               6.28          6.84             7.53           8.39             9.47           10.77

Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                             66-2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $5.43           $5.62         $5.84            $6.08          $6.36            $6.65           $6.98
    55           60             5.62            5.84          6.10             6.38           6.70             7.06            7.44
    60           65             5.82            6.08          6.38             6.72           7.11             7.54            8.01
    65           70             6.06            6.36          6.70             7.11           7.58             8.12            8.71
    70           75             6.31            6.65          7.06             7.54           8.12             8.80            9.56
    75           80             6.59            6.98          7.44             8.01           8.71             9.56           10.56
    80           85              --             7.31          7.84             8.49           9.33            10.38           11.66

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $4.75           $4.98         $5.24            $5.55          $5.91           $ 6.32          $ 6.79
    55           60             4.99            5.24          5.54             5.88           6.28             6.76            7.30
    60           65             5.26            5.55          5.88             6.27           6.73             7.27            7.90
    65           70             5.59            5.91          6.28             6.73           7.26             7.90            8.65
    70           75             5.96            6.32          6.76             7.27           7.90             8.67            9.57
    75           80             6.37            6.79          7.30             7.90           8.65             9.57           10.69
    80           85              --             7.30          7.88             8.59           9.49            10.61           12.00

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $5.67           $5.89         $6.15            $6.47          $6.84           $7.29            $7.81
    55           60             5.91            6.15          6.44             6.78           7.20            7.70             8.28
    60           65             6.20            6.47          6.78             7.16           7.63            8.19             8.86
    65           70             6.54            6.84          7.20             7.63           8.16            8.80             9.58
    70           75             6.95            7.29          7.70             8.19           8.80            9.56            10.48
    75           80             7.42            7.81          8.28             8.86           9.58           10.48            11.60
    80           85              --             8.39          8.94             9.61          10.46           11.56            12.92

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $4.10           $4.27         $4.42            $4.56          $4.68            $4.77           $4.83
    55           60             4.21            4.42          4.64             4.84           5.02             5.16            5.26
    60           65             4.30            4.56          4.84             5.12           5.38             5.61            5.78
    65           70             4.37            4.68          5.02             5.38           5.76             6.10            6.37
    70           75             4.42            4.77          5.16             5.61           6.10             6.58            7.00
    75           80             4.46            4.83          5.26             5.78           6.37             7.00            7.58
    80           85              --             4.86          5.33             5.88           6.55             7.29            8.02

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $5.00           $5.15          $5.30           $5.43          $5.55            $5.64           $5.71
    55           60             5.10            5.30           5.50            5.69           5.87             6.01            6.12
    60           65             5.19            5.43           5.69            5.96           6.21             6.44            6.61
    65           70             5.27            5.55           5.87            6.21           6.57             6.90            7.17
    70           75             5.32            5.64           6.01            6.44           6.90             7.37            7.78
    75           80             5.36            5.71           6.12            6.61           7.17             7.78            8.34
    80           85              --             5.75           6.19            6.72           7.35             8.06            8.76

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

5.     Special Terms Under Annuity Options

       (a) When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

       (b) The present value of the payments to the Annuitant when payments start shall be more than 50% of the present value of the payments to be made to all payees; this restriction does not apply if Option 5 is chosen and the second Annuitant is the spouse of the Annuitant.

6.     Other Terms of Annuity Options

       No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

       Age, where used in the above tables, means age nearest birthday on the date of the first payment. The tables for Options 4 and 5 use the Annuity table for 1949 with:

       (a)    a 1 year age reduction for males; and

       (b)    a 6 year age reduction for females.

       If Fixed Annuity Options 3, 4, or 5 are chosen and Aetna's current applicable rates at that time are larger than the rates above, the larger payment will be made.

7.     Death of Annuitant/Beneficiary

       When an Annuitant dies while payments are being made under an Annuity Option, payments will be continued to the beneficiary as provided by the option. If no beneficiary is living, the present value of any remaining payments will be paid in one sum to the estate of the Annuitant. The present value will assume the same interest rate that was used when the first payment was made.

       When a beneficiary dies while a sum is held at interest, the amount held will be paid in one sum to the estate of the beneficiary. When a beneficiary dies while payments are being made under an Annuity Option, the present value of any remaining payments will be paid in one sum to the estate of the beneficiary. The present value will assume the same interest rate that was used when the first payment was made.

                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123


             GROUP VARIABLE OR FIXED ANNUITY OR COMBINATION CONTRACT
                                NON-PARTICIPATING

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
          ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract or Certificate is endorsed to add at the end of the Surrender Value provision the following:

The surrender fee of 2% is not deducted for a surrender from the Reserve, or from a Participant's Individual Account, when:

(a) no less than 9 deposit cycles have been completed for the Annuitant, or the said Participant; and

(b)    the Annuitant or the said Participant is no less than age 59-1/2.

Endorsed and made a part of this Contract or Certificate on:

(a)    the Date of Issue (Effective Date) of the Contract; or

(b) the effective date of coverage under the Group Contract of the Participant named in the Certificate.

                                                          /s/ William O. Bailey
                                                          President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

Aetna hereby endorses this Contract to allow the transfer of Reserves out of the General Account. Such transfers will be:

(1) a minimum of 10% of the General Account funds held in the Participant's Individual Account;

(2)    without deduction of any charge; and

(3)    to any of the Fund(s) or the Guaranteed Accumulation Account;

(4)    allowed once during each calendar year;

(5)    prior to the election of an Annuity Option;

(6)    without affecting the rights of transfer now in the contract.

Aetna may, for temporary periods of time, allow any larger percentage to be transferred.

The value of the Reserves held in the General Account, as used above, is the value when the request is received at the Home Office of Aetna. References to the General Account above shall not apply to the Guaranteed Accumulation Account.

Endorsed and made a part of this Contract on the later of September 1, 1983 or the Effective Date of this Contract.




                                       /s/ Dan Kearney
                                       President
                                       Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract or Certificate is hereby endorsed as follows:

Payments under any life Annuity Option in this Contract or Certificate; which is elected on or after the effective date of this endorsement, will be determined without regard to the sex of the Annuitant(s). Any such payments will be based solely on the age of the Annuitant(s) (as determined by the Contract or Certificate); using the most favorable rate for that age under the benefit elected.

If a larger payment would result by a female Annuitant using the rates shown in the Contract or Certificate for a male, the larger payment will be made.

Endorsed and made a part of the Contract or Certificate effective August 1, 1983.



                                                     /s/ William O. Bailey
                                                     President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

1. The following sections a), b), and c) will apply to all Participants under this Contract.

       a) Add to the Deposit, Reserve, and Surrender Provisions the following:

              Reinstatement: All or a portion of the proceeds of a full surrender of this Contract may be reinvested within 30 days after the surrender if allowed by law. Any annual maintenance charge and Surrender Fee imposed at the time of surrender on the amount being reinvested will be included in the reinstatement. Any Market Value Adjustment deducted from GA Account surrenders will not be included in the reinstatement. Amounts will be reinstated among the Fixed Account, GA Account, and Separate Account in the same proportion as they were at the time of surrender. Any amounts reinstated to the GA Account will be credited to the current Deposit Period. The number of Record Units reinstated will be based on the Record Unit Value(s) next computed after receipt at Aetna's Home Office of the reinstatement request and the amount to be reinvested.

              Any annual maintenance charge which falls due after the surrender and before the reinstatement will be deducted from the amount reinstated.

              Reinstatement is permitted only once.

       b) Delete the paragraph under the section titled Individual Accounts and add the following:

                  Aetna will maintain Individual Accounts for each Participant. Aetna will credit the Net Deposit(s) among:

                  a)       the General Account;
                  b)       the Guaranteed Accumulation Account;
                  c)       the Fund(s) in which the Separate Account invests.

              The percentage of the Net Deposit(s) to be applied to each investment above must be chosen by the Owner.

              During any calendar year, Aetna may be told to change the investment mix four times. If additional changes are allowed, each may be subject to a fee of up to $10.

       c) Delete the paragraph under the section titled Transfer of Individual Account Reserves and add the following:

              Before an annuity option is elected, the Owner may transfer any portion of the Individual Account Reserves from any Fund to any other Fund, to the General Account, or to the GA Account's current Deposit Period. Any portion of the Individual Account Reserve in the GA Account may be transferred to any Fund or to the General Account. Transfers from the GA Account are subject to the Withdrawal and Market Value Adjustment provisions.

              Four transfers of Individual Account Reserves (excluding transfers from the GA Account at the end of a Guaranteed Term) can be made during a calendar year period. If additional transfers are allowed, each may be subject to a fee of up to $10.

2. The following changes will not apply to Participants covered under the Contract before the effective date of this endorsement.

       a) Delete the paragraph titled Deductions From The Separate Account And The Funds on the Specifications page and add the following:

              Deductions from the Separate Account - There will be deductions for mortality and expense risks and administrative fees. If the dollar amount of Variable Annuity payments are not to decrease, Aetna must earn a gross return on the assets of the Separate Account of:

                    o 4.75% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time annuity payments commenced, if an Assumed Annual Net Return Rate of 3.5% is chosen; or,

                    o 6.25% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time annuity payments commended, if an Assumed Annual Net Return Rate of 5% is chosen.

       b) Delete the paragraph under the section titled Investment Increment Factors - Separate Account and insert the following:

                  Investment Increment Factors are those items used to determine a Fund's Net Return Factor for each valuation period. The Net Return Factors are used to compute all Separate Account values and payments for any Fund.

                  The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

                  The Net Return Rate is equal to:

                    (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus

                    (b) the value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus

                    (c) taxes (or reserves for taxes on the Separate Account (if any); divided by

                    (d) the total value of the Fund Record Units and Fund Annuity Units of the Separate Account at the start of the Valuation Period; minus

                    (e) a daily actuarial charge at an annual rate of 1.25% for annuity mortality and expense risks and profit; and a daily administrative charge which will not exceed .25% on an annual basis.

                    A Net Return Rate may be more or less than 0.

                    The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

                    The administrative charge may be changed annually except for amounts which have been used to purchase an annuity. This charge will not exceed .25%.

c) Under the section titled Fund(s) Annuity Unit Value - Separate Account, delete the last paragraph and add the following:

       Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

d) Under the section titled Individual Account Reserve, add the following final paragraph:

       Any charge specified in (e) above will also be charged upon surrender of the entire Individual Account Reserve if such surrender takes place on a date other than an anniversary of the Individual Account effective date.

e) Under the section titled Annuity Options, add the following sentence to Option 2:

       This option may only be elected as a Fixed Annuity.

f) Add as a final paragraph to the section titled Annuity Options, the following:

       Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

Endorsed and made a part of this Contract effective May 1, 1984.


                                                     /s/ William O. Bailey
                                                     President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to add the following provision to the section Surrender Value under DEPOSIT, RESERVE, AND SURRENDER VALUE PROVISIONS:

       On the tenth anniversary of the Effective Date of an Individual Account, the surrender fee shall reduce to 0%.

Endorsed and made a part of this Contract effective September 1, 1984.




                                                     /s/ William O. Bailey
                                                     President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is endorsed to allow for the election of a loan subject to the following conditions:

A. Add to the end of the Section 3 entitled Control of Contract and Individual Accounts under GENERAL PROVISIONS the following sentence:

       In the event a loan against an Individual Account is requested, however, the value of the Individual Account necessary to cover the loan amount plus interest must be assigned to Aetna.

B. Add to the DEPOSIT, RESERVE, AND SURRENDER PROVISIONS the following provision:

       14. Loan Value: Each Participant, before an annuity option is elected, may borrow from their Individual Account Reserve according to the terms specified below:

       (a) Requesting A Loan: The request must be in writing in a form acceptable to Aetna and must assign to Aetna that portion of their Individual Account Reserve necessary to cover the loan amount plus interest. A loan may not be requested within 12 months of any prior loan request.

       (b) Loan Amount: The amount of the loan must be greater than $5,000 and, when added to the total of any prior loans outstanding, may not exceed the amount remaining in the Participant's Individual Account Reserve. The total amount of any outstanding loan(s) may not exceed $50,000. Loans can only be made from those amounts held in the Fund(s) and the Fixed Account. Loans may not be made against amounts held in the GA Account. If a Participant intends to request a loan against any portion of the GA Account, that portion of the GA Account must be transferred to any Fund(s) or to the Fixed Account. The transferred amount will be subject to the Withdrawals and Market Value Adjustment provisions.

              When a loan is made, an amount equal to the loan amount will be withdrawn from the Participant's Individual Account Reserve. Unless instructed otherwise, the amount withdrawn will be allocated on a pro-rata basis among the Fixed Account and the Fund(s).

       (c) Loan Interest: Loan interest will accrue on a daily basis at an annual rate of 3%. Loan interest must be paid in full at least annually. The interest must be paid directly to Aetna by the Participant. If interest is not paid when due, the entire loan amount plus interest will be treated as a surrender under the terms of the Contract.

       (d) Loan Repayment: The repayment of any portion of a loan will be allocated on a current basis among the Fund(s) and Fixed Account in the same proportion as when the loan was initially made. Repayment may be made at any time during the 5 years from the date the loan was first made. Any unpaid portion of a loan must be repaid at the end of the 5 years, upon election of an annuity option under this Contract, or upon full surrender of the Participant's Individual Account Reserve; whichever occurs first. Aetna may require all outstanding loans be paid if the value of a Participant's Individual Account Reserve falls below an amount equal to 25% of the total loans outstanding. Any loan and accrued interest not repaid will be treated as a surrender.

C.     Add to Section 7 - Individual Account Reserve, the following:

       (g)    and minus any amount withdrawn for a loan, if applicable.

D. Add to Section 12 - Sum Payable at Death (Before Annuity Payments Start), the following:

       The Individual Account Reserve payable under the terms of this section will be reduced by the amount of the accrued interest on any outstanding loan.

Endorsed and made a part of this Contract on the effective date of the Contract.




                                                     /s/ William O. Bailey
                                                     President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is endorsed as follows:

In addition to any Purchase Payments stated to be made to this Contract, a lump-sum Purchase Payment(s), of not less than a minimum amount stated by Aetna, may be made on behalf of one or more Participants, as appropriate. Aetna will maintain an Individual Account for each lump-sum payment. The terms of this Contract shall apply to any lump-sum payment except that:

       1. A Maintenance Fee will not be deducted from an Individual Account maintained pursuant to a lump-sum payment; and

       2. For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the effective date of the Individual Account and the date of surrender as follows:

              If the Period of Time is                             Surrender Fee

              5 years or less                                          5%
              More than 5 years but not more than 6 years              4%
              More than 6 years but not more than 7 years              3%
              More than 7 years but not more than 8 years              2%
              More than 8 years but not more than 9 years              1%
              More than 9 years                                        0%

Endorsed and made a part of this Contract on the effective date of the Contract.




                                                          /s/ William O. Bailey
                                                          President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is endorsed to provide an additional accumulation option. This option does not replace or limit the use of any other option(s) available under this Contract for such purpose. This option is known as Aetna Guaranteed Equity Trust (GET Fund). The use of this option is described and limited as follows:

1. Aetna Guaranteed Equity Trust (GET Fund) - An open-end registered management investment company organized as a series fund. Each series of GET Fund constitutes a separate Fund under this Contract.

2. Allocation Period - The period of time, usually from one to three months, during which amounts may be allocated to a series of GET Fund, whether by transferring values from the other accumulation options, or by Purchase Payments. The Allocation Period is the only time during which amounts may be allocated to a series. At its discretion, prior to the beginning of an Allocation Period, Aetna may specify a minimum amount per transfer and per Purchase Payment amount for each series. A new series will be established for each Allocation Period.

3. Guaranteed Period - The length of time to which the Guarantee applies for a series. This period will be specified for a series before its Allocation Period begins.

4. Maturity Date - The date at which the Guaranteed Period for that series will end and the GET Fund Record Units for that series will be liquidated. Another accumulation option must then be elected. If no such election is made by the Maturity Date, Contract Values based on that GET Fund series will be transferred to Aetna Variable Encore Fund. Transfers made for this reason will not be counted as one of the four free transfers. The Maturity Date will be specified before the Allocation Period for that series begins.

5. Guarantee - Aetna guarantees that on a series' Maturity Date if the value of each GET Fund Record Unit then outstanding in that series is less than the value of that Record Unit at a date specified before the Allocation Period began, such date being the beginning of the Guaranteed Period, it will transfer to the Separate Account, from its General Account, any amount necessary to bring that Record Unit value to the guaranteed level. This Guarantee does not apply to GET Fund Record Unit values withdrawn or transferred before the Maturity Date.

6. Net Return Factor - Separate Account: The Net Return Factor for GET Fund is equal to 1.0000000 plus the Net Return Rate.

       The Net Return Rate for each series of GET Fund, notwithstanding any other provision of this Contract is equal to:

       a. The value of the shares of that series of GET Fund held by the Separate Account at the end of a Valuation Period; minus

       b. The value of the shares of that series of GET Fund held by the Separate Account at the start of the Valuation Period; plus or minus

       c. The proportional share of taxes (or reserves for taxes) on the Separate Account (if any); divided by

       d. The total value of the GET Fund Record Units of the Separate Account for that series at the start of the Valuation Period; minus

       e. A daily actuarial charge at an annual rate of 1.25% for annuity mortality and expense risks and profit;

       f. A daily fee at an annual rate of .25% during the Guaranteed Period for Aetna's guarantee of Record Unit values and profit; and

       g. A daily administrative charge which will not exceed .25% on an annual basis.

       The Net Return Rate may be more or less than 0.

       The value of a share of a GET Fund series is equal to the net assets of that series divided by the number of outstanding shares of that series.

7. Withdrawals and Transfers - Withdrawals or transfers from a GET Fund series before the Maturity Date will be at the then applicable GET Fund Record Unit value, which may be more or less than the value guaranteed at the Maturity Date.

8. Election of an Annuity Option - Contract values based on any GET Fund series must be transferred to another accumulation option prior to election of an Annuity Option.

9.     Current Value shall include the sum of any GET Fund Record Units.

10. Unless specifically indicated otherwise in this endorsement, all references to Fund(s) in this Contract shall include each GET Fund series.

Endorsed and made a part of this Contract on July 1, 1987 or the effective date of the Contract whichever is later.



                                                     \s\ Dean E. Wolcott
                                                     President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to add the following new provision under Surrender Value:

No surrender fee is deducted:

o On and after the tenth anniversary of the Effective Date of the Individual Account;

o From any portion of the Active Life Fund which is paid when the Individual Account Cash Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less; or

o In an amount equal to or less than 10% of the current Individual Account Cash Value, as part of the first partial surrender request in a calendar year to a 403(b) Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Cash Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating the Individual Account Cash Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Values and does not apply to full surrender requests.

Endorsed and made a part of this Contract on May 1, 1989 or the Effective Date of the Contract whichever is later.



                                     /s/ John J. Martin
                                     President
                                     Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to include the following new provisions:

       During any calendar year, Aetna may be told to change the investment mix twelve times. Should Aetna allow additional changes, each may be subject to a fee of up to $10.

       Twelve transfers of Current Value (excluding transfers from the GA Account at the end of a Guaranteed Term) can be made during a calendar year period. Should Aetna allow additional transfers, each may be subject to a fee of up to $10.

Endorsed and made a part of this Contract effective May 1, 1989.



                                  /s/ John J. Martin
                                  President
                                  Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

Add the following conditions to the Contributions, Valuation and Discontinuance Contributions or the Deposit, Reserve and Surrender Provision portion of the
Contract:

       The following distribution options may be elected by the Owner.

       (a) Estate Conservation Option (ECO): A distribution option under which a portion of the Individual Account Reserve Value will automatically be surrendered and distributed each year.

       (1)    An ECO payment will be determined in the following manner:

              a. Payments will commence no earlier than the year in which the Owner attains age 70-1/2, and will be calculated on the full Reserve Value of the Individual Account, except as provided in b.

              b. If Aetna maintains separate records of the value of the account as of December 31, 1986, (see below), payments made on or after the year in which the Owner attains age 75 will only be calculated on amounts contributed after December 31, 1986, plus all interest credited after that date. The method under this rule is only used upon election of the Owner and will no longer be effective if the Owner submits a withdrawal request in addition to a scheduled ECO payment from the Individual Account, at which time ECO payments will then be determined under a.

                    Aetna will maintain separate records, if the Owner has not requested any withdrawals from his or her individual Account since December 31, 1986. If a Owner attained age 70-1/2 prior to 1988 or is a Owner in a governmental or church Tax Deferred Annuity (TDA) plan, the Owner must be retired in order to qualify under b.

       (2) Amount of Distribution: Each year that ECO is in effect, Aetna will calculate and distribute an amount equal to the minimum required distribution under the Code. The annual distribution will be determined by dividing the Individual Account Reserve Value, including any current loan(s) outstanding, as of December 31 of the year prior to the year for which the payment is to be made, by a life expectancy factor.

              As elected by the Owner, the factor is either the single life or joint life expectancy based on tables in Section 401(a)(9) of the Code or related regulations. If joint life expectancy is elected and the Owner or spouse dies, payments will be calculated based on the survivor's life expectancy.

       These calculations may be changed as necessary to comply with the Code minimum distribution rules. The joint life expectancy factor can only be elected based on the joint life expectancy of the Owner and his or her spouse, and such spouse must be named as the beneficiary of any death benefits under the Contract while ECO is in effect.

       (3) Minimum Reserve Value: At its discretion, Aetna may require a minimum initial Reserve Value for election of this option. If after election of this option the Reserve Value is insufficient to make a scheduled ECO payment, Aetna will distribute the entire balance of the Individual Account.

       (4) Date of Distribution: The Owner shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Owner attains age 70-1/2. Subsequent distributions will be made annually on June 15 or such other date Aetna may designate or allow.

       (5) Elections and Revocation: ECO may be elected by the Owner by submitting a completed and signed election form to Aetna's Home Office. If the Contract Owner has notified Aetna that the TDA Plan is subject to Title I of the Employee Retirement Income Security Act of 1974 as amended, the Owner must also submit the appropriate joint and survivor annuity waiver and spousal consent form(s) to Aetna at its Home Office.

              Once elected, this option may be revoked by the Owner by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. ECO may be elected only once.

       (6) Reservation of Rights: Aetna reserves the right to change the terms of ECO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

(b) Systematic Withdrawal Option (SWO): A distribution option under which a portion of the Individual Account Reserve Value will automatically be surrendered and distributed each year.

       (1) Amount of Distribution: The Owner may elect one of the two payment methods described below.

       [bullet] Specified Amount: Payments of a designated dollar amount which must be no greater than 10% of the initial Reserve Value and shall remain constant unless a higher amount is required under Code minimum distribution rules. Each year that the Specified Amount is in effect, Aetna will calculate the minimum required distribution under the Code and distribute this amount if it is larger than the amount elected by the

                    Owner. The life expectancy factor for this purpose will be the Owner's life expectancy at the time of the election of this option, and with each subsequent calendar year the factor will be reduced by one. The minimum required distribution will be determined by dividing the Individual Account Reserve Value, including any current loan(s) outstanding, as of December 31 of the year prior to the year for which the payment is to be made, by a life expectancy factor. At its discretion, Aetna may require a minimum initial payment amount; or

       [bullet] Specified Period: Payments which are made over a period of time which must be at least 10 years, unless otherwise required by Code minimum distribution rules. The maximum specified period will be limited by the Code minimum distribution rules. The annual amount paid each year is calculated by dividing the Individual Account Reserve Value as of December 31 of the prior year, including any outstanding loan(s), by the number of payment years remaining.

The life expectancy factor is either the single life or joint life expectancy, as elected by the Owner, based on tables in Section 401(a)(9) of the Code or related regulations. If the joint life expectancy is elected, upon the death of either the Owner or the spouse, the minimum required distribution for the Specified Amount payment method will continue to be calculated in the same manner as described in (b)(1). Payments upon the Owner's death will continue in the manner described above, unless the spouse elects an alternate payment mode. Any mode elected must provide payments to be made at least as rapidly as those made prior to the Owner's death.

These calculations may be changed as necessary to comply with the Code minimum distribution rules. The joint life expectancy factor can only be elected based on the joint life expectancy of the Owner and his or her spouse, and such spouse must be named as the beneficiary of any death benefits under the Contract while SWO is in effect

(2) Minimum Initial Reserve Value: At its discretion, Aetna may require a minimum initial Reserve Value for election of this option. If after election of this option the Reserve Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire balance of the Individual Account.

(3) Date of Distribution: The Owner shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Owner attains age 70 1/2.

       SWO payments will be made annually. Subsequent distributions will be made annually on June 15 or such other date Aetna may designate or allow.

(5) Elections and Revocation: SWO may be elected by the Owner by submitting a completed and signed election form to Aetna's Home Office. If the Contract Owner has notified Aetna that the TDA Plan is subject to Title I of the Employee

       Retirement Income Security Act of 1974 as amended, the Owner must also submit the appropriate joint and survivor annuity waiver and spousal consent form(s) to Aetna at its Home Office.

       Once elected, this option may be revoked by the Owner by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once.

(6) Reservation of Rights: Aetna reserves the right to change the terms of SWO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

Endorsed and made a part of the Contract on October 15, 1990 or the effective date of the Contract whichever is later.



                                 /s/ John J. Martin
                                 President
                                 Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

The first paragraph of Section 4.01 Choices to be Made is deleted and replaced by the following:

       An Annuity Option may be elected by telling Aetna to pay all or any portion of the Current Value (minus any premium tax) as a premium for an Annuity under Option 2, 3, 4 or 5 (see 4.06). The present value of the expected payments to the Annuitant when payments start shall be determined in accordance with the tables under Code Section 401(a)(9) regulations in order to comply with the incidental death benefit test. This restriction does not apply if Option 5(e) is chosen and the second Annuitant is the spouse of the Annuitant.

       Payment Commencement Date - Generally, the first Annuity payment must be made no later than the April 1 of the calendar year following the year in which the Contract Holder turns age 70-1/2 or such later date as may be allowed under Federal law or regulations. In no event may any payments to the Annuitant under an Annuity Option extend beyond:

       (a)    The life of the Annuitant;

       (b)    The lives of the Annuitant and beneficiary;

       (c) A period certain greater than the Annuitant's life expectancy according to regulations under Code Section 401(a)(9), determined as of the date payments are to commence; or

       (d) A period certain greater than the life expectancies of the Annuitant and beneficiary according to regulations under Code
              Section 401(a)(9), determined as of the date payments are to begin.

       For distributions take in a lump sum, see Surrender Value.

Add the following paragraph to the end of Section 4.06 Annuity Options Option 1 as follows:

       If the beneficiary elects that the full sum paid upon death is to be held under this Option, not later than the date the Annuitant would have attained age 70-1/2, the beneficiary, if a spouse, must tell Aetna to:

       (a)    Pay any portion of all of the sum held by Aetna; or

       (b) Apply a portion or all of the sum held by Aetna to any Annuity Option below.

       If the beneficiary is not a spouse, the beneficiary must tell Aetna to pay the full sum within 5 years after the death of the Annuitant.

Add the following option to Section 4.06 Annuity Options as subsection 5(e) as follows:

       (e) 100% of the payment to continue to the survivor if the survivor is the Annuitant and 50% of the payment to continue to the survivor if the survivor is the second Annuitant.

                                    OPTION 5
                           LIFE INCOME FOR TWO PAYEES

                  JOINT AND 1/2 CONTINGENT LIFE INCOME ANNUITY
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Second Annuitant

    Age of
  Annuitant        45        50         55         60        65         70         75        80         85
  ---------        --        --         --         --        --         --         --        --         --
      45           $3.86     $3.89      $3.93      $3.94     $3.96      $3.97      $3.98     $3.98      $3.98
      50            4.02      4.10       4.15       4.18      4.21       4.23       4.24      4.25       4.26
      55            4.22      4.31       4.42       4.48      4.53       4.57       4.59      4.61       4.61
      60            4.43      4.56       4.70       4.84      4.93       4.99       5.04      5.07       5.09
      65            4.69      4.84       5.02       5.22      5.42       5.54       5.63      5.69       5.73
      70            4.99      5.17       5.39       5.65      5.93       6.23       6.40      6.52       6.60
      75            5.33      5.54       5.82       6.14      6.52       6.95       7.40      7.64       7.81
      80            5.70      5.96       6.29       6.69      7.17       7.75       8.41      9.08       9.45
      85            6.07      6.38       6.75       7.24      7.84       8.59       9.49     10.51      11.50

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Second Annuitant

    Age of
  Annuitant        45        50         55         60        65         70         75        80         85
  ---------        --        --         --         --        --         --         --        --         --
      45           $4.80     $4.83      $4.86      $4.88     $4.89      $4.90      $4.91     $4.92      $4.92
      50            4.95      5.02       5.06       5.10      5.13       5.15       5.16      5.17       5.18
      55            5.14      5.23       5.32       5.38      5.43       5.46       5.49      5.51       5.52
      60            5.36      5.47       5.59       5.72      5.80       5.86       5.91      5.95       5.97
      65            5.63      5.77       5.93       6.10      6.29       6.41       6.50      6.56       6.60
      70            5.96      6.12       6.31       6.54      6.81       7.08       7.25      7.37       7.46
      75            6.35      6.54       6.77       7.06      7.42       7.81       8.25      8.49       8.66
      80            6.79      7.01       7.30       7.66      8.11       8.65       9.28      9.93      10.29
      85            7.26      7.53       7.86       8.29      8.85       9.55      10.41     11.39      12.37

These Annuity rates are based on mortality from 1983 Table a.

Endorsed and made a part of the Contract effective October 15, 1990 or the effective date of the Contract whichever is later.



                                 /s/John J. Martin
                                 President
                                 Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

Add the following new paragraph under the General Provisions, subsection entitled Assignments or Control of Contract and Individual Accounts as follows:

       Amounts held under this Contract may be assigned or alienated only as allowed under Title 29 of the United States Code Annotated (USCA) Section 1056(d), also known as Section 206(d) of the Employee Retirement Income Security Act. Aetna will follow the procedures in USCA Section 1056(d) and the regulations thereunder in complying with "qualified domestic relations orders."

Add to the Contributions, Valuation and Discontinuance Contributions portion or the Deposit, Reserve and Surrender Provision portion of the Contract the following new conditions:

       Designation of Beneficiary: Each Owner shall name a beneficiary. An unmarried Owner may designate a beneficiary of his or her entire Individual Account if it is accompanied by a consent form which certifies that he or she is unmarried.

       For a married Owner, the spouse must be the beneficiary of 50% of his or her Individual Account (Qualified Pre-retirement Survivor Annuity, "QPSA"). Provided, however, if the Owner has attained age 35, he or she may select an alternate beneficiary for the QPSA if the appropriate waiver/spousal consent form is submitted to Aetna. For the balance of the Individual Account, a married Owner may name any beneficiary without obtaining spousal consent.

       Upon the death of a married Owner, Aetna will disregard the beneficiary named for the QPSA and treat the current spouse as the beneficiary if the current spouse did not consent to the waiver of the QPSA.

       At the discretion of Aetna, a full surrender may be allowed without spousal consent if the Reserve Value is $3,500 or less.

       Sum Payable at Death - The Current Value payable under the terms of this section will be reduced by the amount of the accrued interest on any outstanding loan. Aetna will pay the Current Value to the beneficiary when:

       (1)    The Owner dies before Annuity payments start; and

       (2)    The notice of death is received in good order by Aetna

       The sum payable will be the Current Value on the date when the notice is received. The beneficiary may choose to apply any sum under an Annuity Option (see Annuity Provisions), subject to any other terms and conditions of this Contract, or to receive a lump sum payment.

If the beneficiary is the surviving spouse, the first Annuity payment or the lump sum payment may be deferred to a date not later than when the Owner would have attained age 70-1/2 or such later date as may be allowed under Federal law or regulations. If the beneficiary is not the surviving spouse, all of the Current Value must either be applied to an Annuity Option within one year of the Owner's death or be paid to the beneficiary within 5 years of the Owner's death (see Part IV). In no event may payments to any beneficiary under an Annuity Option extend beyond the life of the beneficiary or any period certain greater than the beneficiary's life expectancy. If no beneficiary exists, the payment will be made to the estate of the Owner.

Spousal Consent - If an Owner is married, his or her spouse must consent in writing in a form acceptable to Aetna to any request for a partial or full surrender. For an unmarried Owner, a completed spousal consent form must be submitted with any request for a partial or full surrender certifying that he or she is unmarried. This consent must be given within the 90 day period before the partial or full surrender is to be made.

At the discretion of Aetna, a full surrender may be allowed without spousal consent if the Current Value is $3,500 or less.

Termination/Surrender Restrictions: Limitations apply to full and partial surrenders of the Restricted Amount from this Contract, as required by Code
Section 403(b)(11). The Restricted Amount is the sum of:

(a) Net Purchase Payments attributable to Owner salary reduction contributions made on and after January 1, 1989; plus

(b) The net increase, if any, in the Current Value of the Owner's Individual Account after December 31, 1988 attributable to investment gains and losses and credited interest.

The Restricted Amount may be fully or partially surrendered only if one or more of the following conditions are met:

(a)    The Owner has reached age 59-1/2;

(b)    The Owner has separated from service;

(c)    The Owner has died;

(d)    The Owner has become disabled, within the meaning of Code Section
       72(m)(7); or

(e) The withdrawal is otherwise allowed by federal law, regulations or rulings.

       A full or partial surrender is also allowed if the Owner incurs a "hardship" as that term is defined in the Code or regulations under 403(b). However, the amount available for hardship is limited to the lesser of the amount necessary to satisfy the need, or the Net Purchase Payments attributable to Owner salary reduction contributions made on and after January 1, 1989.

       Aetna may require that the Owner certify and/or provide satisfactory proof that one of these conditions has been met before a surrender request will be considered to be in good order.

       The Owner or beneficiary must notify Aetna in writing when a lump sum payment is to be made or Annuity payments are to commence.

       Limitation on Contributions: The contributions made to an Owner's Individual Account in any year cannot exceed the lesser of the amount determined under the exclusion allowance of Code Section 403(b)(2) or the annual additions Limitation of Code Section 415(c)(1). In addition, in no event may the contributions attributable to elective deferrals as defined in Code Section 402(g) exceed $9,500 (or, such larger amount as adjusted by the Secretary of the Treasury) during any calendar year, unless the alternate Limitation of Code Section 402(g)(8) applies.

       Timing of Distributions: The distribution of benefits accrued after December 31, 1986, must be made in a lump sum or must begin not later than the April 1 of the calendar year following the calendar year in which the Owner attains age 70-1/2. However, for an Owner who attained age 70-1/2 before January 1, 1988, the distribution of such benefits must be made or must begin not later than the April 1 of the calendar year following the calendar year in which the Owner retires.

       The above does not apply if the Contract Owner is a governmental entity or a church. For such an employer, the distribution of benefits accrued after December 31, 1986, must be made or must begin not later than the April 1 of the calendar year following the calendar year in which the Owner attains age 70-1/2 or retires, whichever occurs later.

       The required distribution described in either of the above rules must be made over the life of the Owner (or the joint lives of the Owner and beneficiary) or over a period not exceeding the life expectancy of the Owner (or the joint fife expectancies of the Owner and the beneficiary).

       If the Owner does not request commencement of benefits as described above, Aetna will not be responsible for compliance with the Code 401(a)(9) minimum distribution requirements and for any adverse tax that may result.

Endorsed and made a part of the Contract effective on October 15, 1990 or the effective date of the Contract whichever is later.


                              /s/ G. G. Benanav
                              President
                              Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to allow for the election of a loan as follows:

Add to the DEPOSIT, RESERVE, AND SURRENDER PROVISIONS the following provision:

14. Loan Value - During the accumulation period, a Participant may request a loan from his or her Individual Account by submitting a loan request form to Aetna's Home Office. If a Participant is married, his or her spouse must consent in writing and in a form acceptable to Aetna before the loan will be made. For Tax Deferred Annuity Contracts governed by The Employee Retirement Income Security Act Title I (ERISA), the loan request must be accompanied by the appropriate waiver and spousal consent form. A loan will not be allowed within 12 months from the date of any prior loan. The Loan Effective Date will be the date the Home Office receives the loan request form and spousal consent, if necessary, in good order. All loans subject to the following conditions:

       (a) The minimum vested Individual Account Reserve value must be $2,000. The loan amount must be at least $1,000. The loan amount may not exceed the lesser of:

              (a) 50% of the vested Individual Account Reserve value reduced by any outstanding loan balance(s) on the date on which the loan is made; or

              (b) $50,000 reduced by the highest outstanding balance(s) of loans, during the preceding 12 months ending the day before the current loan is made.

       (b) The values in the Fund(s), Fixed Account, GA Account and GET Fund are included in determining the Individual Account Reserve value for purposes of paragraph (a). However, only amounts in the Fund(s) and Fixed Account are available for making the actual loan. If a Participant intends to request a loan in excess of the Reserve value of the Fund(s) and the Fixed Account in the Individual Account, the excess amount must first be transferred from the GA Account, or GET Fund to any other Fund(s) or to the Fixed Account. Amounts transferred from the GA Account will be subject to the GA Account withdrawal and Market Value Adjustment
              (MVA) provisions. Amounts transferred from the GET Fund prior to the maturity date will be at the then applicable GET Fund Unit Value.

              Aetna reserves the right to restrict or limit the amount that may be loaned from any investment option at any time.

              When a loan is made, the number of accumulation units equal to the loan amount will be withdrawn from the Individual Account. The amount of the loan to be made will be withdrawn on a pro rata basis from the Fixed Account and from each of the Fund(s), except GET. Accumulation units withdrawn from an Individual Account to provide a loan do not participate in the investment experience of the investment options from which they were withdrawn.

       (c) On the first business day of each calendar month, Aetna will determine a Loan Interest Rate. This rate will be equal to Moody's Corporate Bond Yield Average-Monthly Average Corporates as published by Moody's Investors Service, Inc. for the calendar month beginning two months before the date on which the new Loan Interest Rate is effective. The Loan Interest Rate for the calendar month in which the loan is effective will apply for one year from the Loan Effective Date. Annually on the anniversary of the Loan Effective Date, the rate will be adjusted to equal the Loan Interest Rate determined for the month in which the loan anniversary occurs.

       (d) Principal and interest on loans must be amortized in quarterly installments over a 5 year term. If the Loan Interest Rate is adjusted, future repayments will be adjusted so that the outstanding loan balance is amortized in equal quarterly installments over the remaining term. A quarterly processing fee equal to .74% of the outstanding loan balance will be deducted from each repayment and retained by Aetna. The remainder of each repayment will be credited to the Individual Account. Repayment amounts credited to the Individual Account will be allocated among the same investment options and in the same proportions as amounts were withdrawn to make the loan.

       (e) A bill in the amount of the quarterly repayment due will be mailed to the Participant in advance of the repayment due date. The repayment due date will be the first business day of the month in which the 7th calendar day after the loan effective date falls. The repayment will be in default if it is not received by Aetna at its Home Office before the end of the month in which the due date falls.

       (f) If a repayment is in default, an amount equal to the repayment amount and any applicable deferred sales charge will be deducted from the Individual Account as a deemed partial surrender. The date of the surrender will be the first business day following the last day of the month in which the repayment was due. The surrendered amount will automatically be applied to make the repayment that is in default and will thereafter be subject to
              (d).

       (g) If a repayment is received in excess of a billed amount, the excess will be applied towards the principal portion of the outstanding loan. Repayments received which are less than the billed amount will be returned to the Participant; therefore, the repayment will be in default and
              (f) will apply.

       (h) Prepayment of the entire loan balance will be allowed. At the time of prepayment, Aetna will bill the Participant for any accrued Loan Interest, which will be applied in accordance with (d). Aetna will consider the loan paid when this amount is received.

       (i) If an Individual Account is surrendered while there is an outstanding loan balance, accrued Loan Interest and any applicable deferred sales charge will be deducted from the Individual Account Reserve value.

       (j) Upon the election of an Annuity Option or the Participant's death, the loan will be canceled resulting in a distribution of the outstanding loan balance. Accrued Loan Interest will be deducted from the Individual Account Current Value and this interest will then be treated as a quarterly repayment under (d).

       (k) If the Participant's vested Individual Account Reserve value falls below an amount equal to 25% of the total loan(s) outstanding, Aetna reserves the right to require repayment of all outstanding loans.

Endorsed and made a part of the Contract effective


                           /s/ John J. Martin
                           President
                           Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to delete the previous Guaranteed Accumulation Account (GA Account) Endorsement and replace it with the following:

Add to the GENERAL DEFINITIONS Section of the Contract the following paragraphs:

       Maturity Date: The last day of a GA Account Term.

       Matured Term Value: The amount payable on a GA Account Term's Maturity Date.

       Nonunitized Separate Account: An account set up by Aetna under Tile 38, Sec. 38-154a, of the Connecticut General Statutes, which is used to hold assets for GA Account Terms greater than three years. The Owner or Participant, as applicable, does not participate in the investment gain or loss from the assets held in the GA Account.

The Guaranteed Accumulation Account (GA Account) is amended and restated as follows:

       The GA Account guarantees stipulated rates of interest for stated periods of time (see (1) and (3) below). Amounts withdrawn before the end of a Guaranteed Term may be subject to a Market Value Adjustment (MVA) (see
       (7) below).

(1) Deposit Period - A calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s) and transfers are accepted into the GA Account for one or more Guaranteed Terms.

(2) Guaranteed Term (Term) - The period of time for which interest rates are guaranteed on Net Purchase Payment(s) and on transfers made into a Deposit Period of the GA Account. Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

(3) Guaranteed Term Classifications - The grouping of Terms according to their time to maturity. The following are the Classifications:

       (a)    Short Term: Terms of up to and including 3 years; or

       (b) Long Term: Terms of greater than 3 years and up to and including 10 years.

       During a Deposit Period, Aetna may make available one or more Terms within a Classification. The Owner has the option to allocate Net Purchase Payment(s) and transfers into any or all of the available Deposit Period Terms. If no specific direction is given, Net Purchase Payment(s) and transfers will go into available Terms on a pro rata basis within the Classification(s) previously chosen by the Owner. At least one Term in the Short Term Classification will be available each Deposit Period.

(4) Guaranteed GA Account Interest Rates (Guaranteed Rates) - Aetna will declare all interest rate(s) applicable to a specific Term at the start of the Deposit Period for that Term. These rate(s) are guaranteed by Aetna for that Deposit Period and the ensuing Term and are not based on the actual investment experience of the underlying assets in the GA Account. The Guaranteed Rates are annual effective yields. The interest is credited daily at a rate that will produce the guaranteed annual effective yield over the period of a year. No annual rate will ever be less than 4%.

       For Terms of one year or less, one Guaranteed Interest Rate is set and announced for that full Term. For other Terms, there may be two or more rates. The rate(s) will be set and announced prior to the Deposit Period for that Term and will not be subject to change.

(5) Withdrawals from GA Account - Full or partial surrenders may be requested at any time from the GA Account. However, amounts withdrawn prior to the Maturity Date of a Term to satisfy a surrender request may be subject to an MVA (see (7) below).

       Full and partial surrenders are satisfied by withdrawing amounts from each of the Fund(s), the Fixed Account, the GA Account Short Term Classification and the GA Account Long Term Classification on a pro rata basis. However, the Owner or Participant, as applicable, may specify a particular order in which investment options will be liquidated in order to satisfy a partial surrender request.

       For purposes of withdrawals, Terms within the GA Account Short Term and Long Term Classifications are considered as two separate investment options. Any withdrawal which is a surrender will be subject to the Maintenance Fee and Surrender Fee as appropriate. Also, amounts will be removed within a GA Account Classification starting with the Term still in effect with the oldest Deposit Period.

       Amounts may be transferred at any time subject to Contract specifications (see (9) below). Amounts transferred prior to the Maturity Date of a Term are subject to an MVA (see (7) below). Fund(s) will be removed within the elected Classification starting with the Term still in effect with the oldest Deposit Period.

       During the Deposit Period and the 90 days following the close of the Deposit Period, any amounts applied to the GA Account during that Deposit Period may not be withdrawn unless due to:

       (a)    A full or partial surrender;

       (b)    A payment of a premium for an Annuity Option; or

       (c)    The Sum Payable at Death provision.

(6) Maturity Date/Reinvestment - For all GA Account Term(s) existing as of the effective date of this endorsement in addition to GA Account Term(s) announced subsequent to that date, the Owner or Participant, as applicable, will be mailed a notice at least 18 calendar days before a Term's Maturity Date. This notice will contain the current Deposit Period's Guaranteed Rate(s), Term(s) and a projected Matured Term Value.

       The Matured Term Value may be surrendered or transferred on the Term's Maturity Date without an MVA. If no specific direction is given by the Owner or Participant, as applicable, prior to the Maturity Date, each Matured Term Value will be reinvested in a Term of the same duration. In the event that a Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the next shortest Term available in the same Classification during the then current Deposit Period. If however, only one Term is available within the Classification, then the Matured Term Value will automatically be reinvested in that Term. Within two business days after the Maturity Date, the Owner or Participant, as applicable, will be mailed a confirmation statement. This statement will state the Terms and Guaranteed Rates which will apply to the reinvested Matured Term Value.

       During the calendar month following the Term's Maturity Date, one exception is allowed to the 90 day transfer restriction and MVA under (5) and (7). This exception is applicable to each Matured Term Value plus any interest accrued thereon, provided no part of the Matured Term Value was transferred on the Maturity Date.

       During this calendar month period, the Owner or Participant, as applicable, may notify Aetna's Home Office to transfer or surrender all or part of the Matured Term Value plus any interest accrued thereon from the GA Account without an MVA. This provision only applies to the first such request received from the Owner or Participant, as applicable, during this period for any Matured Term Value. The Matured Term Value plus any interest accrued thereon may be transferred upon such request without an MVA:

       (a) To any other Terms of the GA Account available in the current Deposit Period; or

       (b)    To any other allowable Fund(s).

       If no such notification is given, the Matured Term Value will remain subject to the terms and conditions of the new Term. All surrender and transfer requests will be processed as of the date they are received in good order at Aetna's Home Office.

       If this Contract is issued under a Tax Deferred Annuity Plan (see Specifications page) the above notice will be sent to the Participant(s).

(7) Market Value Adjustment (MVA) - There will be an MVA for a withdrawal from the GA Account before the end of a Term when the withdrawal is due to:

       (a)    A transfer;

       (b)    A full or partial surrender; or

       (c)    A payment of a premium for Annuity Option 2.

       The amount of the withdrawal will be adjusted to a market value amount as described below.

       The market value adjusted amount will be equal to the amount withdrawn multiplied by the following ratio:

                     x
                    ---
                    365
                 (1+i)
                 ------

                     x
                    ---
                    365
                 (1+j)

       Where: i is the Deposit Yield
              j is the Current Yield
              x is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

The Deposit Period Yield will be determined as follows:

[bullet] At the close of the last business day of each week of the Deposit
         Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

[bullet] The Deposit Period Yield is the average of those yields for the Deposit
         Period. If withdrawal is made prior to the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

The Current yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in a following quarter.

Full and partial surrenders as well as transfers made within six months of the date of death of the Participant under the Sum Payable at Death provision will be the greater of:

[bullet] The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts (for surrender or transfer) from Terms prior to the end of those Terms. The aggregate MVA may be either positive or negative; or

[bullet] The applicable portion of the Current Value in the GA Account.

After the six month period, the surrender or transfer will be the aggregate MVA amount (i.e. including all MVAs).

The greater of the aggregate MVA amount or the applicable portion of the Current Value in the GA Account is applied to amounts withdrawn from the GA Account for payment of a premium under Annuity Options 3 or 4.

Aetna may make any change to this provision with 30 days advance written notice to the Owner or Participant, as applicable. Any such change shall become effective for Purchase Payment(s), transfers or reinvestments made to any new Term by any present or future Participant.

(8) Deposits to the GA Account - All amounts in the GA Account under the Short Term Classification are made to the General Account.

       All amounts in the GA Account under the Long Term Classifications are made to a Nonunitized Separate Account. There are no discrete units for this Nonunitized Separate Account. The Owner or Participant, as applicable, does not participate in the gain or loss from the assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

       For Terms under both the Short Term and Long Term Classifications, Aetna guarantees stipulated interest rates to be credited to the GA Account. All assets of Aetna including amounts made to the GA Account are available to meet the guarantees under the GA Account.

(9) Before an Annuity Option is elected, all or any portion of the Current Value may be transferred from any Fund or GA Account:

       (a)    To any other allowable Fund;

       (b)    To the Fixed Account; or

       (c)    To Terms of the GA Account available in the current Deposit
              Period.

       Amounts in a specific GA Account Term cannot be transferred to the Deposit Period of another Term within the same Classification except at the Term's maturity (see (6)).

       Amounts applied to Classifications of the GA Account may not be transferred to the Fund(s) or to the Fixed Account during the Deposit Period or for 90 days after the close of the Deposit Period.

       Transfers from Terms of the GA Account are subject to the Withdrawal and MVA provisions (see (5) and (7)).

       Twelve transfers of Current Value can be made during a calendar year period. The Transfer of any portion of the GA Account value at the Maturity Date of a Term is not counted for this purpose. Aetna may allow additional transfers, but each may be subject to a fee of up to $10.

Endorsed and made a part of this Contract on May 1, 1991 or the effective date of the Contract whichever is later.




                                    /s/ John J. Martin
                                    President
                                    Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

The definition of Separate Account under the Definition of Certain Terms or General Definitions section of the contract is hereby amended to read as follows:

       Separate Account: An account which buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized are credited or charged to this account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in a separate account and is not a trustee as to such amounts. These accounts generally are not guaranteed and are held at market value. The assets of such accounts, to the extent of reserves and other contract liabilities of the account, shall not be charged with other Aetna liabilities.

Endorsed and made a part of the Contract.



                                          /s/ Edmund F. Kelly
                                          President
                                          Aetna Life Insurance and Annuity

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

The Contract is hereby endorsed.

The term Valuation Period under Definitions is amended to read as follows:

       The period of time for which a Fund determines its net asset value, usually from 4:15 p.m. Eastern time each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

Endorsed and made a part of the Contract.





                          /s/ G. G. Benanav
                          President
                          Aetna Life Insurance and Annuity Company